Exhibit 21


The following is a list of subsidiaries of FPIC Insurance Group, Inc. as of December 31, 1996:


Name of  Subsidiary                                State of Incorporation
-------------------                                ----------------------
Florida Physicians Insurance Company               Florida

FPIC Insurance Agency                              Florida

McCreary Corporation                               Florida

Employers Mutual, Inc.*                            Florida


* Subsidiary purchased in January 1997.